UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 8, 2023 (February 7, 2023)

_______________

EOG RESOURCES, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-9743	47-0684736
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1111 Bagby, Sky Lobby 2
Houston, Texas  77002
(Address of principal executive offices) (Zip Code)

713-651-7000
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	EOG	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

EOG RESOURCES, INC.

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b), (d) On February 7, 2023, Lynn A. Dugle was appointed to the Board of Directors (Board) of EOG Resources, Inc. (EOG) and to the Audit, Compensation and Human Resources, and Nominating, Governance and Sustainability Committees of the Board, in each case effective March 1, 2023.

Ms. Dugle has more than 30 years of executive leadership and senior management experience in the defense, intelligence and high-tech industries, including (i) as the Chief Executive Officer of Engility Holdings, Inc., a publicly traded engineering and technology consulting company, from 2016 until the sale of the company in 2019 and (ii) more than a decade in senior management positions at Raytheon Company, a publicly traded company specializing in defense and other government markets worldwide. Ms. Dugle currently serves as a director of Micron Technology, Inc., a publicly traded developer of memory and storage solutions, where she serves as a member of the Audit Committee and as Chair of the Security Committee. Ms. Dugle also currently serves as a director of KBR, Inc., a publicly traded provider of science, technology and engineering solutions, where she serves as Chairman of the Nominating and Corporate Governance Committee and as a member of the Compensation and Cybersecurity Committees. In addition, Ms. Dugle serves as a director of TE Connectivity Ltd., a publicly traded provider of connectivity, communications and sensing products, where she serves as a member of the Audit Committee.

Ms. Dugle will receive the same quarterly cash retainer for her service as a director as EOG's other non-employee directors. In addition, Ms. Dugle will receive a grant of restricted stock units (RSUs) under the EOG Resources, Inc. 2021 Omnibus Equity Compensation Plan consistent with EOG's prior grants to its other non-employee directors. The stock grant, which has been approved by the Compensation and Human Resources Committee of the Board and the Board, will be based on the closing price of EOG's common stock on the New York Stock Exchange on the March 1, 2023 grant effective date. The grant of RSUs will "cliff" vest one year from the date of grant and will have standard termination provisions. The grant of RSUs to Ms. Dugle will be reported on a Form 4 to be filed by Ms. Dugle within two business days after the March 1, 2023 grant effective date.

In addition, on February 7, 2023, James C. Day informed the Board of his decision to retire from the Board at the end of his current term and not stand for re-election as a director at EOG's 2023 annual meeting of stockholders (2023 Annual Meeting). Mr. Day's current term will expire in conjunction with the 2023 Annual Meeting. Mr. Day's decision to retire and not stand for re-election is not as a result of any disagreement with EOG.

Item 9.01     Financial Statements and Exhibits.

    (d)    Exhibits

      99.1    Press Release of EOG Resources, Inc. dated February 8, 2023.

    104    Cover Page Interactive Data File (formatted as Inline XBRL).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EOG RESOURCES, INC. (Registrant)

Date: February 8, 2023	By:	/s/ TIMOTHY K. DRIGGERS Timothy K. Driggers Executive Vice President and Chief Financial Officer (Principal Financial Officer and Duly Authorized Officer)

3